UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

AppSwarm, Corp

Corporate:

AppSwarm, Corp

401 S. Boston Ave., Suite 500

Tulsa, OK 74105

(888) 886-8583

http://www.app-swarm.com

Best Efforts Offering of 200,000,000 Common Stock Shares
Offering Price per Common Stock Share: $0.01 USD
Minimum Offering: 25,000,000 common Stock Shares ($250,000 USD)

The proposed sale will begin as soon as practicable after this Offering Circular has qualified by the Securities and Exchange Commission. A maximum of 250,000,000 Common Stock Shares are being offered to the public at $0.01 per Share by the Company. A maximum of $2,000,000 will be received by the Company from the offering.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000,000 Common Stock Shares by the Company, (2) One Year from the date that this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of this Offering being Qualified by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

The United States Securities and Exchange Commission (the “SEC”) does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

DATED: August 31, 2019

ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAINST THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDINTO THE BANKRUPTCY LAWS.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURATE OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION, HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

TABLE OF CONTENTS:

Item #	Description	Page #
Item 2	Distribution & Spread	4
Item 3	Summary Information & Risk Factors	6
Item 4	Dilution	15
Item 5	Plan for Distribution	15
Item 6	Use of Proceeds to the Issuer	17
Item 7	Description of Business	28
Item 8	Description of Company Property	20
Item 9	Management’s Discussion and Analysis of Financial Condition and Results of Operation	21
Item 10	Directors, Executive Officers, and Significant Employees	22
Item 11	Executive Compensation	26
Item 12	Security Ownership of Certain Beneficial Owners and Management	26
Item 13	Interest of Management and Others in Certain Transactions	26
Item 14	Securities Being Offered	27
Item 15	Additional Information Regarding Mandatory Shareholder Arbitration	30
Financial	Financial Statements Section	F-1

ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price		Selling Commissions		Proceeds to Company
Per Security	—		$0.01		$0.00		$0.01
Total Minimum	25,000,000		0.01		0.0		250,000
Total Maximum	200,000,000		$0.01		$0.00		$2,000,000
Common Shares by Selling Shareholders	---	$	---	$	---	$	---

1)	We are offering a maximum of 150,000,000 shares of common stock at the price indicated.

2)	Additional Fees for Legal Review and Opinion(s), Accounting Costs, Underwriting fees, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $5,000 USD. Any costs above $5,000 will be paid by the Executives of the Company.

3)	The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other appropriate and legal independent referral sources. As of the date of this Offering Statement, no selling agreements had been entered into by the Company with any Broker Dealer firms. Selling commissions up to 10% may be paid to Broker Dealers who are members of FINRA and are registered with the SEC with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker Dealers in the form of Common Stock or Stock Options with the Company which will not exceed 10% of the value of the Shares sold. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

4)	The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING STATEMENT CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING STATEMENT.

THIS OFFERING STATEMENT CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING STATEMENT.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING STATEMENT OR SELLING LITERATURE.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING STATEMENT, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING STATEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING STATEMENT MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING STATEMENT FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ITEM 3. SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

●	An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;
●	An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
●	An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and
●	Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earliest of (i) when the Company has $1.0 Million or more in annual revenues, (ii) when the Company has at least $700 Thousand in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

The AppSwarm focus is to annually acquire or launch companies that offer economically advantageous acquisition structures with transparent growth opportunities. As well AppSwarm will review companies within our experience factors that need restructuring but offer immediate growth and excellent potential returns. The acquisition profile is; companies that are symmetrical within the two divisions outlined below and can be acquired within a three-year return of investment period, have key staffing in place, with transparent immediate and long-term growth.

The second focus is to continue to develop software platforms for the business service sector, and for gaming and entertainment.

The goal is to create ongoing growth in shareholder value.

Because App Software Development Industry investments are relatively illiquid, the Company’s ability to vary its Application products and services portfolio promptly in response to economic or other conditions is limited. The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its assets. No assurance can be given that the fair market value of the assets acquired by the Company will not decrease in the future. Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Common Stock Shares is limited. Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

The Company is Dependent on its’ ability to Complete Symmetrical Acquisitions and the Salability of its Mobile APP Products

The Company’s future development and growth depends on the commercial success of the Company’s creating ongoing, continuation of acquisitions and ongoing creation of mobile applications products. Failure of the Company’s current and planned services to operate as expected could delay or prevent their adoption. If the Company’s targeted customers do not purchase and successfully deploy the Company’s planned services, the Company’s revenue will not grow significantly the Company’s business, results of operations and financial condition will be seriously harmed. In addition, to the extent that the Company promotes any portion of its streaming technology as an industry standard by making it readily available to users for little or no charge, the Company may not receive revenue that might otherwise have been received by the Company.

The Mobile Apps Software Products is a very crowded field and the Company’s Business will Suffer if it Does Not Continue to Develop Evolving Products Acceptable to the Market

The market for Last Mile Delivery software and Mobile Gaming software is relatively new. The Company cannot be certain that a viable market for the Company’s technology services will emerge or be sustainable. If this market does not develop, or develops more slowly than the Company expects, the Company’s business, results of operations and financial condition will be seriously harmed.

ANY FAILURE OF THE COMPANY’S INITIAL MOBILE APP SOFTWARE SERVICES AND PRODUCTS, DIFFICULTIES IN OUR INITIAL ACQUISITIONI COULD LEAD TO SIGNIFICANT COSTS AND DISRPUTIONS WHICH COULD REDUCE THE COMPANY’S REVENUE AND HARM THE COMPANY’S BUSINESS, FINANCIAL RESULTS AND REPUTATION.

THE MARKETS IN WHICH THE COMPANY OPERATES ARE HIGHLY COMPETITVE AND THE COMPANY MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES.

The Company competes in markets that are new, intensely competitive, highly fragmented and rapidly changing. Many of the Company’s current competitors, as well as a number of the Company’s potential competitors, have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than the Company does. Some of the Company’s current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of the Company’s competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of the Company’s potential customers. The Company’s competitors may be able to respond more quickly than the Company can to new or emerging technologies and changes in customer requirements.

As competition in the applications market continues to intensify, new solutions will come to market. The Company is aware that other companies will in the future focus significant resources on developing and marketing digital broadcast products and services that will compete with the Company’s products and services.

Increased competition could result in:

  Price and Revenue Reductions and Lower Profit Margins;
  Loss of Customers; and
  Loss of Market Share

Any one of these could materially and adversely affect the Company’s business, financial condition and results of operations.

The Company’s Business Will Suffer if the Business is Not Able to Scale Its Network as Demand Increases

The Company has had only limited deployment of its Mobile App Software Platforms service to date, and the Company cannot be certain that its platforms can create sales and manage a substantially larger number of customers. The Company’s platforms may not be scalable to expected customer levels while maintaining superior performance. The Company cannot assure you that it will be able to make these investments successfully or at an acceptable cost. Upgrading the Company’s infrastructure may cause delays or failures in the Company’s software platforms.

The Company’s Business Will Suffer if the Company Does Not Respond to Technological Changes

The market for applications development services is likely to be characterized by rapid technological change, frequent new product and service introductions and changes in customer requirements. The Company may be unable to respond quickly or effectively to these developments. If competitors introduce products, services or technologies that are better than that of the Company, or that gain greater market acceptance, or if new industry standards emerge, our Internet based broadcast technology may become obsolete, which would materially and adversely affect the Company’s business, results of operations and financial condition.

In developing the Company’s applications development service, the Company has made, and will continue to make, assumptions about the standards that the Company’s customers and competitors may adopt. If the standards adopted are different from those which the Company may now or in the future promote or support, market acceptance of the Company’s service may be significantly reduced or delayed, and the Company’s business will be seriously harmed. In addition, the introduction of services or products incorporating new technologies and the emergence of new industry standards could render the Company’s existing services obsolete.

If the Company Fail to Promote and Maintain Its Brand in the Market, the Company’s Business, Operating Results, Financial Condition, and Its Ability to Attract Customers will be Materially Adversely Affected

The Company’s success depends on the Company’s ability to create and maintain brand awareness for its Applications Development Services. This may require a significant amount of capital to allow the Company to market the Company’s Applications Development services, and to establish brand recognition and customer loyalty. Many of the Company’s competitors in this market are larger than the Company and have substantially greater financial resources than that of the Company. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. The Company can offer no assurances that it will be successful in establishing awareness of the Company’s brand, allowing the Company to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which the Company operates and may result in an increased number of direct competitors. To promote the Company’s brands, the Company may be required to continue to increase its financial commitment to creating and maintaining brand awareness. The Company may not generate a corresponding increase in revenue to justify these costs.

The Company is Reliant on Key Individuals

The Company currently is heavily reliant on the services of one individual, Mr. Ron Brewer, the Company’s Chief Executive Officer. The departure or loss of Mr. Brewer may negatively affect the Company’s business, unless a suitable replacement can be found in a timely fashion. The Company has not purchased key man life insurance for Mr. Brewer.

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise. If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering. Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

The Company’s Revenues and Operating Results May Fluctuate

The Company’s revenues and operating results may fluctuate from quarter-to-quarter and year-to-year and are likely to continue to vary due to a number of factors, many of which are not within the Company’s control. Thus, revenues and operating results for any future period are not predictable with any significant degree of certainty. For these reasons, comparing the Company’s operating results on a period-to-period basis may not be meaningful. Investors should not rely on the Company’s past results as an indication of the Company’s future performance.

Fluctuations in the Company’s operating results, and financial condition may occur due to a number of factors, including, but not limited to, those listed below and those identified through this “Risk Factors” section:

●	Development of new competitive Services by others;
●	The Company’s response to price competition;
●	Delays between the Company’s expenditures to develop and market new Products and Services in new areas and the generation of sales from those new Products and Services;
●	Changes in the amount that the Company spends to promote its Application Development Service;
●	General economic and industry conditions that affect the Company’s potential customers; and
●	Changes in accounting rules and tax laws.

Due to the foregoing factors, Investors should not rely on quarter-to-quarter or year-to-year comparisons of the Company’s operating results as an indicator of future performance.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stockholders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

The Company has Never Paid Cash Dividends on its Common Stock, and the Company Does Not Anticipate Paying Any Cash Dividends in the Foreseeable Future. Therefore, if the Company’s Common Stock Share Price Does Not Appreciate, Investors in the Company’s Common Stock May Not Gain, and Could Potentially Lose Their Investment in the Company’s Common Stock

The Company has never declared, or paid cash dividends on its Common Stock, and the Company does not anticipate paying any cash dividends on its Common Stock after this Offering, or in the foreseeable future. The Company currently intends to retain all available funds and any future earnings to fund the development and growth of its business. As a result, capital appreciation, if any, of the Company’s Common Stock will be the Investors’ sole source of gain for the foreseeable future.

Certain Factors Related to the Company’s Common Stock

Because the Company’s Common Stock may be considered a “penny stock,” and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to “penny stock” (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain “sales practice requirements” for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional “qualified investors”), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder’s investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may in the future be listed on the OTC Markets including OTC Pink Markets, “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

 Secondary Market

The Company’s common Stock is currently trading on the OTC Markets Pink current tier (OTCPink: SWRM), There are no assurances that the Company’s Common Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Common Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Common Stock may be adversely affected.

The Company’s Securities initially may be listed for trade on a Closed Trading System with Limited Volume and Liquidity

The Company’s securities may not be freely quoted for trading on any stock exchange or through any other traditional trading platform. The Company’s securities may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the United States Securities and Exchange Commission as an “Alternative Trading System” or an “ATS”. The Company does not have any plans to trade its securities on a specific ATS as of the date of this filing. Any disruptions to the operations of an ATS or a Broker Dealer’s Customer Interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading.

Because the Company’s Securities may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of the Company’s Securities. In addition, and ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price, or greater volatility than would be the case with greater liquidity. Investors may not be able to resell their securities on a timely basis, or at all.

The Number of Securities Traded on an ATS May be Very Small, Making the Market Price More Easily Manipulated

While the Company understands that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for the Company’s Securities because the ATS the Company chooses may be a closed system that does not have the same breath of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is Not a Stock Exchange and has Limited Quoting Requirements for Issuers, of for the Securities Held

Unlike the more expansive listing requirements, policies and procedures of the NASDAQ Global Market or other NMS Trading Platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of the Company’s Securities may not be at prices that represent the national best bid or offer prices that could be considered similar securities.

Shares of the Company’s Common Stock may in the future be Subject to the Penny Stock Rules

The Company plans to list its securities on the OTC Markets Group’s OTCQB in 12 to 36 months of the completion of this Offering. Company’s Common Stock may in the future if traded on the OTC Market Group’s “OTCQB”, which may well make it difficult for a purchaser of Shares of the Company’s Common Stock to sell all, or a party of the Common Stock Shares when the purchasers wish, or, if the Common Stock Shares can be sold, to get what the purchaser may consider to be an adequate price for the Common Stock Shares. The Shares of the Company’s Common Stock may trade at prices which make them subject to the United States Securities and Exchange Commission’s “Penny Stock Rules”, which may also limit the liquidity of the Common Stock Shares, or adversely affect the price at which the Common Stock Shares can be sold, or both.

The Company Cannot Assure Investors that the Market for the Company’s Common Stock Will Continue at any Trading Volume, or that the Market Price of Shares of the Company’s Common Stock Will Not Decline

The Company cannot predict the prices at which the Company’s Common Stock will trade. The offering price for the Shares being sold in this Offering has been determined by the Company based largely on the Company’s perception of the amount of money in which the Company needs to raise at this time to grow the Company. The Company cannot assure you that the Offering price per Share will bear any relationship on the market price of the Company’s Common Stock may trade.

The Market Price for the Company’s Common Stock May Fluctuate Significantly

The market price and liquidity of the market for the Company’s Shares of Common Stock that will prevail in the market may be higher or lower than the price that Investors of the Company’s Common Stock pay for the Common Stock at the time of purchase, and may be significantly affected by numerous factors, some of which are beyond the control of the Company, and may not be directly related to the Company’s operating performance. These factors include, but are not limited to:

●	Significant volatility in the market price and trading volume of securities of companies in the Company’s Market Sector, which is not necessarily related to the operating performance of these companies;
●	The mix of products that the Company provides during any period;
●	Delays between the Company’s expenditures to develop and market the Company’s products, and the generation of sales from those marketing efforts;
●	Changes in the amount that the Company spends to expand its products to new areas, or to develop new products;
●	Changes in the Company’s expenditures to promote its services;
●	Announcements of acquisitions by the Company, or one of the Company’s competitors;
●	Changes in regulatory policies or tax guidelines;
●	Changes or perceived changes in earnings, or variations in operating results;
●	Any shortfall in revenue, or net income, or any increase in losses from levels expected by Investors or securities analysts; and
●	General economic trends and other external factors.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

●	The Company’s degree of success in capturing a larger portion of its internet entertainment business;
●	The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s services;
●	The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and
●	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Officers and Directors, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, and applicable state securities laws. If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities. If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING STATEMENT REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF NEVADA, IN THE COUNTY OF CLARK. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

ITEM 4. DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 50% and 25% of the shares offered for sale in this Offering:

Percentage of shares offered that are sold	100%	50%	25%

Price to the public charged for each share in this Offering	0.01	0.01	0.01

Historical net tangible book value per share as of December 31, 2018	(0.0009)	(0.0009)	(0.0009)

Increase in net tangible book value per share attributable to new investors in this Offering (2)	0.0048	0.0031	0.0019

Net tangible book value per share, after this Offering	0.0039	0.0022	0.001

Dilution per share to new investors	0.0061	0.0078	0.0099

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

ITEM 5. PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 150,000,000 Common Stock Shares by the Company, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis and initially without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by the Company, mainly by Mr. Ron Brewer, the Company’s Chief Executive Officer. The Company may engage members of the Financial Regulatory Authority (“FINRA”) and is registered with the SEC to sell the Securities for the Company, though the Company has not yet engaged the services of any FINRA Broker Dealer. The Company will offer the securities to prospective investors on a “best efforts” basis.

The Company anticipates that any FINRA Broker Dealer will receive selling commissions of up to ten percent (10%) of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager, may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Purchaser Questionnaire and Subscription Agreement and Form W-9 to AppSwarm, Inc. and either mail or wire funds for its total subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Statement, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Statement. This Offering is made only by means of this Offering Statement and prospective Investors must read and rely on the information provided in this Offering Statement in connection with their decision to invest in the Securities.

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $5,000,000 from the sale of Securities in this Offering. The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.    Sale of Company Common Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Total Proceeds
Proceeds from Sale of Securities	$2,000,000	99.9%	$25,000	0.0%

D.   Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Minimum Proceeds
Offering Expenses	$5,000	0.0%	$5,000	0.0%

Footnotes:

1)	We are offering a maximum of 2000,000,000 Stock Shares to be sold by the Company at the price indicated
2)	We expect to incur offering and registration expenses.
3)	Additional Fees for Legal Review and Opinion(s), Accounting Costs, underwriting fees, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $5,000 USD. Any costs above $5,000 will be paid by the Executives of the Company.
4)	The Securities to be offered with this proposed offering shall be initially offered by the Company, mainly by Mr. Ron Brewer, the Company’s Chief Executive Officer. The Shares will be offered on a “best efforts” basis by the Company’s Officers, directors and Employees, and may be offered through Broker Dealers who are registered with the Financial Industry regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering circular, no selling agreements
5)	The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

USE OF INVESTMENT FUND: SEE SEPARATE DOCUMENT – USAGE OF FUNDS

The above figures only represent estimates.

The application of the investment proceeds of this Offering, in the event the entire Offering is not sold, will be at the discretion of the Management of the Company.

ITEM 7. DESCRIPTION OF BUSINESS:

The Company

AppSwarm Inc. (SWRM.PK) is a publicly traded OTC company restructured in late 2015; creating a successful software technology development team for the development of unique software platforms and mobile apps focused in rapid growth sectors within business enterprise, E-commerce and retail, and the gaming industry. The team has a record in development of software for gaming and entertainment platforms, as well as business platforms that offer leading edge performance.

The Business Focus

AppSwarm is focused in launching two divisions focused on creating symmetrical but separate high-growth markets. Those being:

• IAD Services Division – The division is focused in ongoing develop and launching of software platforms and mobile apps for the business and consumer sectors. To compliment internal growth, the IAD Division is acquiring synergistic acquisitions that offer solid revenues, profit and transparent growth. As important, AppSwarm offers the benefits from the support of a solid business management and technology team with access to capital. Joint-venture efforts will be brought forward in this division where our services and software platforms enhance our partner’s efforts creating shared profitability.

• Media Play App Development Division – The division is focused in development and publishing of mobile-app products in gaming and entertainment along with supporting incubation of app development as well as in-house project development. The division is headed by an industry executive with a rich history of success in product develop for gaming, entertainment and accelerated project development and completions for company efforts and work-for-hire contracts.

B.       The Offering

The Company is offering a maximum of 150,000,000 Common Stock Shares at a price of $0.015 per Share, with all Shares having a par value of $0.001.

C.       Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered. Those factors include but are not limited to unanticipated obstacles to execution of the business plan, general economic factors, Management’s inability to foresee market downturns and other unforeseen events.

D.       Use of Proceeds

Proceeds from the sale of Securities will be used to invest synergistic acquisitions and, in the development, and growth of the Company’s Internet Broadcast products and services. See “USE OF PROCEEDS” section.

E.       Minimum Offering Proceeds - Escrow of Subscription Proceeds

Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

F.       Common Stock Shares

Upon the sale of the maximum number of Common Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common stock will be held as follows:

○	Company Founders & Current Shareholders	57.7%
○	New Shareholders	42.3%

G.       Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stockholders.

H.       Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock.

I.       Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

J.       Company Convertible Securities

The Company has not issued any convertible securities.

K.       Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will be administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

L.       Stock Transfer Agent

First American Stock Transfer

4747 N. 7th Street

Suite 170

Phoenix, Arizona 85014

Phone: (602) 485-1346

M.       Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 2000,000,000 Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent the Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

ITEM 8. DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s address is 401 S. Boston Avenue, Suite 500, Tulsa, OK 74105. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward-Looking Statements

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this Annual Report. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Annual Report. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risks Factors” in our various filings with the Securities and Exchange Commission. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Annual Report.

The Company is a Developmental Stage Company with limited operating history:

The Company was incorporated as a Wyoming Stock Corporation in 2016. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made. The Company’s proposed operations are subject to all business risks associated with new enterprises. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base. There is a possibility that the Company could sustain losses in the future. There can be no assurances that AppSwarm, Inc. will operate profitably.

Overview:

AppSwarm Corp (SWRM.PK) is a publicly traded OTC company restructured in late 2015; creating a successful software technology development team for the development of unique software platforms and mobile apps focused in rapid growth sectors within business enterprise, E-commerce and retail, and the gaming industry. The team has a record in development of software for gaming and entertainment platforms, as well as business platforms that offer leading edge performance. These efforts will be solidified through ongoing symmetrical acquisitions

Financial Condition and Results of Operations

We have incurred losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our acquisition goals and long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities, including in connection with this offering.

Results of Operations

Revenues for the period ended December 31, 2018 were $195,332. We incurred $260,663 in general and administrative expenses. These expenses related principally to our engagement of independent contractors to push our business forward and develop sales.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through related party advances in the near term as we prepare for future capital raise through an issuance of securities. We have no guarantees or firm commitments that the related party advances will continue in the near term. Our working capital requirements are expected to increase with the growth of our business.

Existing working capital, further advances, capital raises and anticipated cash flow are expected to be adequate to fund our operations over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through related party advances and proceeds from the sale of our common stock.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

We believe that the proceeds of this offering, even if we are only able to sell 20% of the shares offered, will provide sufficient funding for our operations for at least the next 12 months.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a) Directors and Executive Officers.

A. Directors and Executive Officers. The current officers and directors will serve for one year or until their respective successor(s) are elected and qualified.

Name	Position
Mr. Ron Brewer (Age: 67) Mr. John Rabbitt (Age: 71)	Chief Executive Officer CFO and Director

CEO / Director ~ Ron Brewer

Ron brings extensive leadership and technology skills to the table. Mr. Brewer has served as Managing Director of Southbridge Advisory Group since 1990.

Southbridge is a boutique management firm with a primary focus in management services and merger & acquisition representation. Ron has experience in a broad spectrum of business disciplines in both public and private sectors; they include technology driven products, manufacturing & distribution, health services, energy, environmental, real estate, marketing and non-profit entities.

Management services performed by Southbridge are typically company turnaround or growth, and post-acquisition implementations. These services have been performed in both the private and small cap public sector. In turnaround situations Southbridge brings needed changes and implementations into an organization assisting them in meeting defined improvement targets. In growth or post-acquisition environments the Company will implement systems and staff, creating an operating unit that meets defined benchmarks of performance. A specialty focus is consolidation of companies, in a synergistic market niche, where Southbridge services utilized include M & A, capital advisory, and management implementation.

Prior to 1990 Mr. Brewer served as President of Mid-Continent Companies, which was a multiple division enterprise that grew ten-fold from 1980 through 1990 through acquisitions, launching of new opportunities, and organic growth of existing revenue opportunities.

Ron has served as a corporate officer in both public and private companies typically for tenures required to fully launch new public companies, and to complete restructuring or growth segments. He has created and facilitated all steps in formation of emerging public companies to include; merger & acquisition, capital procurement, public formation, and management implementation. Southbridge engages annually in public company formation projects, and micro-cap restructuring or growth opportunities.

Mr. Brewer has experience within multiple technology development fields that recently include; launching of leading-edge virtual payment processing, introduction of proprietary medical science services, and business reorganization of a niche energy industry information provider.

CFO / Board Director ~ John Rabbitt

John’s extensive and diverse background in business evolved through consistent promotion and growth within fortune 500 firms including The Pillsbury Company and PepsiCo, in addition to the CPA firm of Ernst and Ernst. This experience is enhanced by a twenty-year career with one of America’s most successful Entrepreneurs (Forbes 102nd wealthiest U.S.A. person in 2008) where John was directly involved with numerous acquisitions and served in executive capacities for several multi-national subsidiaries. John played a key role in assisting the growth of MEI Corporation from $20 million annual revenue to $850 million annual revenue in nine years, at which time it was acquired by PepsiCo.

Mr. Rabbitt has served in CEO/COO and CFO positions for firms ranging from $5,000,000 to $300,000,000 annual revenue. He also served as a member of PepsiCo’s Mid-West Advisory Board, and as a Director and

John has a proven track record in both fast–growth and turn-around environments. Previous experience includes several notable projects:

•	Barker Lamar Engineering where he was responsible for the restructuring and strategic growth of the company which resulted in 327% pre-tax growth within eight months. Served as the corporate Executive Vice President of MEI Diversified as well as Senior Executive Vice President with direct responsibility for finance, operations and strategic planning to include mergers and acquisitions for $300,000,000 annual sales and 22,000 employees.
•	Re-designed financial systems, reporting and sales / marketing for L’Anza Research International resulting in sales growth of 100% over three years while reducing cost of operation by over 20%
•	Financial management assistance, strategic planning and merger / acquisition assistance for multiple companies that include Greater Dallas Homeland Security Alliance, Zone Innovations, The Comb Group, Exit Solutions and Power Pulse Technology.

Mr. Rabbitt’s education includes a BA in Accounting and Business from Drake University, graduate work at Xavier University in Cincinnati, and PepsiCo’s Management Institute.

Technology Team

Deep Moteria – Chief Technology Officer

Mr. Moteria offers over eight years of corporate leadership in software development companies. His experience includes mobile application development, SaaS products, and on-demand based software platforms.

Deep has developed clients in over one hundred countries from; multiple start-ups to corporations such as Tesla in San Francisco, HOP delivery in Switzerland, Dhaweyee in Somalia, and the Thailand Ministry of Healthcare.

Prior to devoting his time to entrepreneurship, Mr. Moteria was employed by Argusoft and Vivantech.

Deep’s vast expertise and experience covers all aspects of software delivery systems including automation and technology and matters typically required in Adroit Assistance.

Deep concentrates his efforts in providing business solutions for complex technologies with global clients and strategic partnerships.

Mr. Moteria honors his community service in such organizations that include; Google Developers Group, Open Source University. As well, he is regularly a guest speaker globally.

Deep’s education includes a Bachelor of Computer Science for Atmiya Institute of Technology & Science.

Christopher Bailey – IAD Services Division Manager and IT Director

Christopher Bailey has over two decades in business experience, brand development and management in the IT and software development sectors. For the past fifteen-years, Christopher’s focus has been proprietary software development that enhances business services. Digital marketing and software development for companies in the launch or emerging growth stage has been Christopher’s other primary focus. Companies range from non-profits and online sales portals to social networking and tech companies. Christopher has consulted with or helped launch numerous corporate entities and as of 2013 he has been involved with all creative and management development for three publicly traded mobile application companies. As well, Mr. Bailey understands the publicly traded company sector, having served as CEO of an emerging software development entity.

Christopher’s experience and history includes digital marketing, e-commerce, software development, search engine optimization, website development, creative design print – video – audio production, IT and marketing consultancy, and executive management for emerging growth opportunities.

Tammy McDonald – Media Play App Development Division Manager

Ms. McDonald offers a myriad of benefits to AppSwarm. She is an accomplished senior level executive with a 22+ year track record of successful strategic and tactical leadership within the video game software, 3D animation/cinematic, and digital media and entertainment industry. She is particularly skilled in managing multiple high-profile projects, diverse team structures and technical pipelines simultaneously to achieve maximum results. With tactical leadership, she brings a focused and effective approach to planning and financial acumen. Tammy also has extensive expertise representing game software, original and AAA brands and working with stakeholders across sales, marketing, licensing, retail and digital distribution/sales, self-publishing as well as first and third-party console providers. Her experience in conducting due-diligence of studios for acquisition, project financing, work-for-hire and agency representation analysis makes her a natural fit for the evolution and growth of AppSwarm.

B. Significant Employees. All Members of AppSwarm Corp as listed above are each considered “Significant Employees” and are each “Executive Officers” of the Company. The Company would be materially adversely affected if it were to lose the services of any member of AppSwarm, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings. There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 11. EXECUTIVE COMPENSATION.

The Company has not paid any employees to date. The following chart reflects payments to employees, officers and directors through December 31, 2018.

Mr. Ron Brewer	Chief Executive Officer	$24,000.00
Mr. John Rabbitt	Chief Financial Officer	$12,000.00

Officer Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any employee of the Company.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Offering Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.

The Company was formed in July of 2016 as a Wyoming Stock Corporation. Upon its formation, the Company issued 22,500,000 SHARES of Common Stock.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Ron Brewer Chief Executive Officer AppSwarm, Inc. 401 S. Boston Ave., Suite 500 Tulsa, OK 74105	Common Stock: 10,000,000 Shares (4.9%) Preferred Stock: No Shares	Common Stock: 10,000,000 Shares (2.8%) Preferred Stock: No Shares

Mr. John Rabbitt 401 S. Boston Ave., Suite 500 Tulsa, OK 74105	Common Stock: 2,000,000 Shares (1%) Preferred Stock: No Shares	Common Stock: 2,000,000 Shares (0.6%) Preferred Stock: No Shares

New Shareholders from this Offering AppSwarm, Inc.	Common Stock: No Shares Preferred Stock: No Shares	Common Stock:2,000,000 Shares (0.001%) Preferred Stock: No Shares

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

ITEM 14. SECURITIES BEING OFFERED.

Common Stock Shares

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000,000 Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis and initially without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Ron Brewer, the Company’s Chief Executive Officer. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of five to ten percent of the offering proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s securities. The Company’s FINRA Broker dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants” of up to 10% of the shares sold. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either after or before the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Purchase Questionnaire and Subscription Agreement and Form W-9 to AppSwarm, Inc. and either mail or wire funds for its total subscription amount in accordance with the instructions included in the Subscription Package.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Nevada for agreements made in and to be performed in the state of Nevada. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures. Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof. No party to any such controversy will be entitled to any punitive damages. Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent. The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE: By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial. By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement. If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law. Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A.

(a) Description of Company Common Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 800,000,000 shares of Common stock, $0.001 par value per share (the "Common Stock"). As of December 31, 2018 – 204,969,031 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors.

(b) Background Information on the Preferred Stock. None.

(c) Other Debt Securities. None.

(d) Other Securities to Be Registered. None.

Security Holders

As of December 31, 2018 – 204,969,031 shares of the Company’s Common Stock outstanding, which were held of record by approximately 500 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Wyoming. Wyoming General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Wyoming’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Wyoming’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

ITEM 15. ADDITIONAL INFORMATION REGARDING MANDATORY SHAREHOLDER ARBITRATION

Company Policy on Mandatory Shareholder Arbitration:

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Nevada for agreements made in and to be performed in the state of Nevada. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures. Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof. No party to any such controversy will be entitled to any punitive damages. Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent. The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE: By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial. By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement. If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law. Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING STATEMENT REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF NEVADA, IN THE COUNTY OF CLARK. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Aswarm, Corp

Financial Statements

Contents

Balance Sheet as of December 31, 2018	F-2

Statement of Operations from July 1, 2016 through December 31, 2018	F-3

Notes to Financial Statements	F-4

AppSwarm Corp

Balance Sheets

	2018 Year Ended	2017 Year Ended	2016 Year Ended
Assets
Cash	1,200	14,798	4,099
Accounts Receivable	-	-	-
Inventory	-	-	-
Other	11,811	1,811	-
Total Current Assets	12,011	16,610	4,099

Intellectual Property	105,000	105,000	105,000
Deposits – Contracts	153,903	-	-
Property and Equipment	-	-	-
Total Assets	271,914	121,610	109,099

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts Payable	-	-	5,975
Loan from shareholder	72,750	-	-
Debenture Cherokee Holdings	119,500	114,850	171,300
Current portion of long-term debt	24,000	-	-
Total Current Liabilities	216,250	114,850	177,275

Long-term debt
Note Payable Cherokee Int.	183,000	68,750	169,644
Total Liabilities	399,250	183,600	346,919

Stockholder’ Equity

Preferred Stock, 10,000,000
Authorized, with a par value
of $1.00: 274,350 and 274,500
shares issued and outstanding
as of December 31,2018, and
December 31, 2017	374,905	374,950	261,100

Common stock, 800,000,000
Shares authorized with a par
Value of $0.001: 204,969,031
and 91,625,951 shares issued
and outstanding as of December
31, 2018 and December 31,2017
Additional paid-in capital	214,558	214,558	113,014

Accumulated deficit	(651,498)	(611,934)	(1,019,893)
Net Income	(65,346)	(39,564)	407,959
Shareholders’ Equity	(127,336)	(61,990)	(237,820)
Total Stockholders’ Equity and Liability	$271,914	$121,610	$109,099

The accompanying notes are an integral part of these financial statements.

AppSwarm Inc.

Statement of Operations and Comprehensive Profit

	For the year ended December 31, 2018	For the year ended December 31, 2017	For the year ended December 31, 2016
Revenue	196,332	84,730	589,000
Cost of Goods	1,015	2,880	-
Gross Profit	195,317	81,850	589,000

Operating Expenses:
Advertising	-	-	-
Bad Debt	77,905	-	-
Consulting	60,945	3,390	64,356
General & Administrative Expense	121,813	118,021	116,685
Total Operating Expense	260,663	121,414	181,041

Profit before other items	-65,346	-39,565	407,959
Other income	-	-	-
Net comprehensive profit	-65,346	-39,565	407,959

Net profit per common share (diluted)	$0.00	$0.00	$0.00
Weighted average common shares	204,969,031	91,625,951	50,014,851

The accompanying notes are an integral part of these financial statements.

AppSwarm Corp

Notes to Financial Statements

December 31, 2018

NOTE 1 - DESCRIPTION OF BUSINESS AND HISTORY

Description of business

AppSwarm, Corp. (the “Company”) was originally incorporated in the State of Wyoming on October 19, 2016 and is an app development technology company.

NOTE 2 - SUMMARY OF SIGNIFICANT POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Development Stage Company

The company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities” The company is devoting substantially all of its efforts to the development of its business plans. The company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds. The carrying value of those investments approximates fair value. There were $1,200 for the year ended December 31, 2018.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.  To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.  The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2018.

Earnings (loss) per share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. There were no potentially dilutive securities outstanding during the periods presented.

Stock-based compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with Financial Accounting Standards Board (“FASB”) ASC 718-10, Compensation – Stock Compensation, and the conclusions reached by FASB ASC 505-50, Equity – Equity-Based Payments to Non-Employees. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Advertising expense

Advertising costs are expensed at the time they are incurred. Advertising expense for the period ended December 31, 2018 was $0.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statement of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes.  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Recent Accounting Pronouncements

The Company has evaluated recent pronouncements through Accounting Standards Updates (“ASU”) 2014-08 and believes that none of them will have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and has accumulated a deficit of $651,498 as of December 31, 2018. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

The Company has discussed ways in order to mitigate conditions or events that may raise substantial doubt about its ability to continue as a going concern, there are no assurances that any of these measures will be successful. (1) The Company shall pursue financing plans to raise funds to judiciously spend towards operational expenses, (2) The Company shall continue to employ low cost measures to operate its business and analyze any unnecessary cost or expense, (3) The Company will seek to avoid unnecessary expenditures, travel, and lodging costs that are not mission critical to its business.

NOTE 4 - INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

PART III

EXHIBIT INDEX

Exhibit No.	Document
2.1	Articles of Incorporation
2.2	By-laws
4	Subscription Agreement
11	Opinion of The Law Offices of Thomas C. Cook, Ltd.

* Previously Filed

SIGNATURES

Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 30, 2019.

AppSwarm, Inc.

By:	Mr. Ron Brewer

/s/ Mr. Ron Brewer
Name:	Mr. Ron Brewer
Title:	Chief Executive Officer and Director (principal executive officer, principal accounting officer)

By:	Mr. John Rabbitt

/s/ Mr. John Rabbitt
Name:	Mr. John Rabbitt
Title: Chief Financial Officer and Director